As filed with the Securities and Exchange Commission on December 19, 2002
                                                      Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       ---------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       ---------------------------------

                             TOP IMAGE SYSTEMS LTD.
             (Exact name of registrant as specified in its charter)


                Israel                                Not Applicable
   (State or other jurisdiction of         (I.R.S. Employer Identification No.)
    incorporation or organization)

        2 Habarzel Street
        Ramat Hahayel
        Tel Aviv, Israel                                69710
(Address of Principal Executive Offices)              (Zip code)

            TOP IMAGE SYSTEMS LTD. EMPLOYEE SHARE OPTION PLAN (2000)
                     SHARE PURCHASE AGREEMENT BY AND BETWEEN
            TOP IMAGE SYSTEMS LTD., IZHAK NAKAR AND YEHEZKEL YESHURUN
                LETTER OF APPOINTMENT OF THE CHAIRMAN OF THE BOARD

                            (Full title of the plan)

                                TIS America, Inc.
                               2231 Faraday Avenue
                               Carlsbad, CA 92008
                               Tel: (760) 918-1660
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                        ---------------------------------

                                    Copy to:

Stephen W. Rubin, Esq.                          Narda Ben Zvi, Adv.
Proskauer Rose LLP                              Ben Zvi Koren Law Offices
1585 Broadway                                   8 Ben Maimon St.
New York, New York 10036                        Jerusalem 92261 Israel
(212) 969-3000                                  011-972-2-561-9111
                       ---------------------------------

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================

Title of securities     Amount to be     Proposed maximum      Proposed maximum        Amount of
to be registered       Registered (1)     offering price      aggregate offering      registration
                                             per unit               price                 fee
-------------------------------------------------------------------------------------------------------

Ordinary Shares,
nominal value NIS       201,500  (2)         $0.51 (7)            $102,765 (7)            $30.60
0.04 per share           38,500  (3)         $0.51 (7)            $ 19,635 (7)
                         50,000  (4)         $2.00                $100,000
                         50,000  (5)         $2.00                $100,000
                         20,000  (6)         $0.51 (7)            $ 10,200 (7)
                        -------                                    -------
                        360,000                                   $332,600

=======================================================================================================


     (1) Excludes such additional indeterminate number of shares as may be issuable pursuant to the anti-dilution provision of the Top Image Systems Ltd. Employee Share Option Plan (2000) (the "Plan").

     (2) The number of ordinary shares as to which awards have been granted under the Plan.

     (3) The remaining number of ordinary shares as to which awards may be granted under the Plan. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered such additional indeterminate number of ordinary shares as may be required to cover possible adjustments under the Plan.

     (4) Represents shares reserved for issuance pursuant to options previously granted to Izhak Nakar under the Share Purchase Agreement dated November 8, 2001, by and between Top Image Systems Ltd. (the "Company"), Izhak Nakar and Yehezkel Yeshurun (the "Share Purchase Agreement").

     (5) Represents shares reserved for issuance pursuant to options previously granted to Yehezkel Yeshurun under the Share Purchase Agreement.

     (6) Represents shares reserved for issuance pursuant to options granted to Thomas C. Lavey under the Letter of Appointment of the Chairman of the Board, effective as of November 26, 2002 (the "Letter of Appointment").

     (7) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, and based upon the average of the bid and asked prices of the Ordinary Shares on December 16, 2002, as reported by the NASDAQ SmallCap Market.

     TOP IMAGE SYSTEMS, LTD. HAS RECEIVED FROM THE SECURITIES AUTHORITY OF THE STATE OF ISRAEL AN EXEMPTION FROM THE OBLIGATION TO PUBLISH REPORTS REGARDING OFFERING OF SECURITIES TO EMPLOYEES BASED ON ITS OBLIGATION TO FILE REPORTS TO U.S. AUTHORITIES AND SUBJECT TO VARIOUS CONDITIONS AS DETAILED IN THE EXEMPTION LETTER, INCLUDING ALLOWING EMPLOYEES ACCESS TO FORM S-8 AND PROVIDING COPIES TO THE AUTHORITIES. THE COMPANY ALSO RECEIVED AN EXEMPTION FROM FILING A PROSPECTUS REGARDING OFFERING THE COMPANY'S SECURITIES TO THE PUBLIC ABROAD AND FROM THE FILING OF OTHER REPORTS SUBJECT TO VARIOUS CONDITIONS AS DETAILED IN THE EXEMPTION LETTER, INCLUDING THE COMPANY'S DUTY TO REPORT TO U.S. AUTHORITIES IN ACCORDANCE WITH THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED AND TO REFERENCE TO THE EXEMPTION IN ANY PROSPECTUS AND ALLOWING THE PUBLIC ACCESS TO SUCH PROSPECTUS AT THE OFFICES OF THE COMPANY. NOTHING IN SUCH EXEMPTION OF THE SECURITIES AUTHORITY OF THE STATE OF ISRAEL SHALL BE CONSTRUED AS AUTHENTICATING THE MATTERS CONTAINED IN THIS PROSPECTUS OR AS AN APPROVAL OF THEIR RELIABILITY OR ADEQUACY OR AS AN EXPRESSION OF OPINION AS TO THE QUALITY OF THE SECURITIES OFFERED HEREBY.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Item 1. Plan Information.
             ----------------

     The documents containing the information specified in Part I of this Registration Statement on Form S-8 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be, and are not being, filed by Top Image Systems, Ltd. with the Securities and Exchange Commission, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement on Form S-8, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.



     Item 2. Registrant Information and Employee Plan Annual Information.
             -----------------------------------------------------------

     Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the Plan and its administrators are available without charge by contacting:

                             TOP IMAGE SYSTEMS, LTD.
                                2 Habarzel Street
                                  Ramat Hahayal
                             Tel Aviv 69710, Israel
                       Attention: Chief Financial Officer
                               011-972-3-767-9100

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3. Incorporation of Documents by Reference
             ---------------------------------------

     The following documents filed with the Securities and Exchange Commission (the "Commission") by Top Image Systems Ltd., a company organized under the laws of Israel (the "Company" or the "Registrant"), are incorporated herein by reference:

     (1) the Company's Annual Report on Form 20-F for the year ended December 31, 2001;

     (2) the Company's Reports of Foreign Private Issuer on Form 6-K filed on January 15, 2002, May 2, 2002, August 13, 2002, September 9, 2002 and November 26, 2002;

     (4) the  description of the Company's  Ordinary  Shares,  nominal value NIS
0.04 per share, contained in the Company's Registration Statement filed on Form S-1 on October 2, 1996, including any amendment or report filed for the purpose of updating such description; and

     (5) all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

     Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Item 4. Description of Securities.
             -------------------------

     Not applicable.

     Item 5. Interest of Named Experts and Counsel.
             -------------------------------------

     Not Applicable.

     Item 6. Indemnification of Directors and Officers.
             -----------------------------------------

     The Companies Law, 5759-1999 (the "Companies Law") provides that an Israeli company cannot exculpate an office holder from liability with respect to a breach of his duty of loyalty, but may exculpate in advance (subject to the existence of such instruction in the Articles of Association) an office holder from his liability to the company, in whole or in part, with respect to a breach of his duty of care. In addition a company, may also indemnify an office holder subject to relevant provisions in the Articles of Association (either undertake in advance to indemnify an office holder, provided that the undertaking is limited to types of events which the board of directors deems to be anticipated and limited to an amount determined by the board of directors to be reasonable under the circumstances or authorize the company to indemnify the office holder retroactively). The indemnification may be granted with regard to monetary liability due to an action within the scope of his duty, towards another person according to a judicial ruling and/or reasonable legal expenses in a procedure brought against him by the company, or a criminal act from which he was acquitted or a criminal offense that does not require mens rea.

     A company may further, subject to the appropriate provision in the Articles of Association, insure an office holder for monetary liability imposed on him due to an action taken by him as an office holder with regard to: (i) breach of his duty of care to the company or any third party; or (ii) breach of his duty of loyalty to the company subject to the office holder acting in good faith and having reasonable basis to assume that the act would not prejudice the company; or (iii) monetary liability that might be imposed on him towards a third party.

     These provisions are specifically limited in their scope by the Companies Law, which provides that a company may not exculpate an office holder from his duty toward the company, indemnify an office holder whether by board resolution or according to the Articles of Association, nor enter into an insurance contract which would provide coverage for any monetary liability incurred as a result of any of the following: (i) a breach by the office holder of his duty of loyalty unless the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company; (ii) a breach by the office holder of his duty of care is such breach was done intentionally or in disregard of the circumstances of the breach or its consequences; (iii) any act or omission done with the intent to derive an illegal personal benefit; or (iv) any fine levied against the office holder as a result of a criminal offense.

     The Articles of Association of the Company provides as follows:

          (a) The Company is authorized to procure director's and officer's liability insurance for the following:

               (1) the breach of the duty of care by any director or officer towards the Company or any other person;

               (2) the breach of the fiduciary duty by any director or officer towards the Company, but only in the event that such director or officer acted in good faith and had a reasonable basis to assume that the action would not prejudice the Company; and

               (3) a monetary obligation placed on an office holder for the benefit of a third party by reason of an act or omission of such person in his capacity as an office holder.

          (b) The Company is authorized to indemnify its directors and officers for the following:

               (1) a monetary obligation imposed on an office holder for the benefit of a third party by judgment, including any settlement with the force of a judgment and the decision of an arbitrator certified by the court by reason of an act or omission done by him in his capacity as an office holder; and

               (2) reasonable litigation expenses, including legal fees actually incurred by the office holder or which he is obligated to pay by court order for a proceeding brought against him by the Company, on its behalf or by a third party, or for a criminal proceeding in which he is acquitted in connection with acts or omissions done by him in his capacity as an office holder.

     Item 7. Exemption from Registration Claimed.
             -----------------------------------

     Not applicable.


     Item 8. Exhibits.
             --------

     4.1 Company's Share Plan Option Plan (2000) (incorporated by reference to Exhibit 3.2 to the Company's Form 20-F, for the year ended December 31, 2001)

     5.1     Opinion of Ben Zvi Koren Law Offices

     10.1 Share Purchase Agreement dated November 8, 2001, by and between the Company, Izhak Nakar and Yehezkel Yeshurun

     10.2 Letter of Appointment of the Chairman of the Board, effective November 26, 2002

     23.1    Consent of Somekh Chaikin - member of KPMG International

     23.2    Consent of Kost, Forer and Gabbay

     23.3    Consent of Ben Zvi Koren Law Offices (included in Exhibit 5.1)

     24.1    Power  of  Attorney   (included  on  the  signature  page  to  this
             Registration Statement)

     Item 9. Undertakings.
             ------------

A.   The undersigned registrant hereby undertakes:

          (1) to file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  EXHIBIT INDEX

Exhibit                                                                   Page
No.             Description                                               No.
---------       -----------                                               ---

4.1 Company's Share Plan Option Plan (2000) (incorporated by reference to Exhibit 3.2 to the Company's Form 20-F, for the year ended December 31, 2001)

5.1             Opinion of Ben Zvi Koren Law Offices

10.1 Share Purchase Agreement dated November 8, 2001, by and between the Company, Izhak Nakar and Yehezkel Yeshurun

10.2 Letter of Appointment of the Chairman of the Board, effective November 26, 2002

23.1            Consent of Somekh Chaikin - member of KPMG International

23.2            Consent of Kost, Forer and Gabbay

23.3            Consent of Ben Zvi Koren Law Offices (included in
                Exhibit 5.1)

24.1 Power of Attorney (included on the signature page to this Registration Statement)



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tel Aviv, State of Israel, on this 19th day of December, 2002.


                                                TOP IMAGE SYSTEMS LTD.


                                                By  /s/ Ido Schechter
                                                  -----------------------
                                                  Chief Executive Officer

                        SIGNATURES AND POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each director and officer whose signature appears below hereby constitutes and appoints Ido Schechter, and Arie Rand or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in any and all capacities any and all amendments (including post-effective amendments) to a Registration Statement on Form S-8 relating to the registration under the Securities Act of 1933 of Ordinary Shares of Top Image Systems Ltd. under the Employee Share Option Plan (2000), and to file the same with all exhibits thereto and all other documents in connection therewith with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do all such other acts and things requisite or necessary to be done, and to execute all such other acts and things requisite or necessary to be done, and to execute all such other documents as they, or any of them, may deem necessary or desirable in connection with the foregoing, as fully as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures                              Title                                        Date
----------                              -----                                        ----

/s/ Ido Schechter                       Chief Executive                              December 19, 2002
-----------------------------           Officer (Principal
Ido Schechter                           Executive Officer)

/s/ Arie Rand                           Chief Financial Officer                      December 19, 2002
-----------------------------           (Principal Financial and Accounting
Arie Rand                               Officer)

/s/ Thomas C. Lavey                     Chairman of the Board of                     December 19, 2002
-------------------------               Directors
Thomas C. Lavey


/s/ Rami Lazar                          External Director                            December 19, 2002
-----------------------------
Rami Lazar


                                       9



/s/ Ofir Zemer                          External Director                            December 19, 2002
-----------------------------
Ofir Zemer

/s/ Izhak Nakar                         Director                                     December 19, 2002
-----------------------------
Izhak Nakar

/s/ A. Lawrence Fagan                   Director                                     December 19, 2002
-----------------------------
A. Lawrence Fagan


/s/ Elie Housman                        Director                                     December 19, 2002
-----------------------------
Elie Housman


/s/ Phyllis Haberman                    Director                                     December 19, 2002
-----------------------------
Phyllis Haberman






AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

TIS AMERICA INC.

By:  /s/ Ido Schechter                                                              December 19, 2002
    -------------------------
    Name: Ido Schechter

                                                                    EXHIBIT 5.1



[Letterhead of Ben Zvi Koren Law Offices]


                                              December 19, 2002

To:
Top Image Systems Ltd.
2 HaBarzel St.
Ramat Hahayal,
Tel Aviv
Israel

Ladies and Gentlemen,

As Israeli counsel of Top Image Systems Ltd., an Israeli company (the "Company") we have reviewed the Top Image Systems Employee Share Option Plan (2000) (the "Plan") authorizing the issuance of up to 240,000 additional Ordinary Shares, at par value NIS 0.04 per share, the Share Purchase Agreement by and between Top Image Systems Ltd., Izhak Nakar, and Yehezkel Yeshurun effective as of November 8, 2001 (the "Share Purchase Agreement"), granting Mr. Nakar and Mr. Yeshurun an option to purchase up to 100,000 additional Ordinary Shares at par value NIS
0.04 per share and the Letter of Appointment of the Chairman of the Board, effective as of November 26, 2002 (the "Letter of Appointment"), granting Mr. Thomas C. Lavey an option to purchase up to 20,000 Ordinary Shares at par value NIS 0.04 per share.

We have examined copies of such corporate records, agreements, documents and other instruments presented to us by the officers and representatives of the company.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied solely upon certificates or comparable documents of officers and representatives of the Company. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other to enter into and perform all obligations thereunder and have also assumed the due authorizations by all requisite action, corporate or other and due execution and delivery by such parties of such documents and the validity and binding effect thereof.

Based on the forgoing and subject to the qualifications stated herein:

We are of the opinion that the Ordinary Shares, when issued and paid for in accordance with terms of each of the Plan, the Share Purchase Agreement and the Letter of Appointment (collectively, the "Company Option Agreements"), and subject to payment of relevant taxes upon issuance thereof, will be, assuming no change in the applicable law or pertinent facts, validly issued, fully paid and non assessable.

This opinion is subject to the following qualifications:

This opinion is based on the facts existing on the date hereof and of which we are aware without making any special investigation and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.

We express no opinion as to any laws other than the laws of the State of Israel as the same are in force on the date hereof and we have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction, including, without limitation, the laws of the State of New York and of the United States of America.

We render no opinion in relation to any representation made or given in the Registration Statement.

This opinion is furnished solely to you in connection with the Registration Statement and is not to be used, distributed, circulated, quoted or otherwise referred to for any other purpose without our express written permission.

We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement on Form S-8 relating to the Company Option Agreements. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Act.



                                     Very truly yours,


                                     /s/ Ben Zvi Koren Law Offices
                                     BEN ZVI KOREN LAW OFFICES

                                                                   EXHIBIT 10.1


                            Share Purchase Agreement
                            ------------------------

Between Izhak Nakar, I.D. no. 50331339 from Tel Aviv, Israel and Yehezkel Yeshurun, I.D. no. from Tel Aviv (each of them "Transferor" jointly:
"Transferors") and Top Image Systems Ltd., a company incorporated in Israel with offices at 2 HaBarzel St., Ramat Hachayal, Tel Aviv, Israel (hereinafter: "TiS" or the "Company") effective as of November 8, 2001 (the "Effective Date").

Whereas             Each of the  Transferors  is a holder of  495,000  shares in
                    Emobilis  Ltd.   (hereinafter:   "Emobilis"   and  "Emobilis
                    Shares"), a private company incorporated in Israel: and

Whereas Both Transferors wish to transfer all of their Emobilis Shares to the Company; and

Whereas             TiS  wishes  to  purchase  the  Emobilis   Shares  from  the
                    Transferors;

NOW,  THEREFORE,  in consideration of the mutual promises and conditions  herein contained, the parties hereto hereby agree as follows:

1. The Transferors hereby sell, transfer, convey and deliver (collectively: "Sell") to TiS all of their holdings in Emobilis Ltd. which include an aggregate of 990,000 (nine hundred and ninety thousand) ordinary shares and any and all accompanying rights, preferences and privileges and any and all obligations that they have as holders of such Emobilis Shares and rights.

2. Transferors hereby deliver to TiS all certificates registered in their names representing all of the rights, accompanied by share transfer deeds signed by them evidencing all of the shares sold.

3. In consideration for the Sale of the shares and all rights attached thereto TiS hereby grants each of the Transferors options to purchase 50,000 TiS ordinary shares for an exercise price of $2 (two US Dollars) each, under the terms and conditions defined in the Option Terms attached herein as Exhibit A.

4. With respect to the Shares sold hereunder, the Transferors hereby represent and warrant that they have good and valid title to, and are the lawful holders of record and beneficial owners of the Emobilis Shares and all the rights attached thereto, free and clear of any and all encumbrances, liens, mortgages and other third party rights of any nature whatsoever (collectively: "Encumbrances") and that the delivery by them of the share transfer deeds duly executed will transfer legal, good, valid and full title to all of the shares sold, free and clear of any Encumbrances.

5. The Transferors hereby conform their full, irrevocable and unconditional waiver of any and all rights they have or will have, with respect to the sale of Emobilis Shares by any other shareholder of Emobilis, as may be set or granted to them under the corporate documents of Emobilis, or any other rights under any agreement or instrument to which they are party, including any rights in any property, tangible or intangible, of Emobilis or any other rights whatsoever.

6. The Transferors hereby waive any right, remedy, claim, suit or action that they now have or might have in the future against Emobilis or any of its shareholders, arising out of or in connection with the corporate documents and/or the sale of Emobilis Shares hereunder.

7. All tax liability relating to the grant of and/or the exercise of the TiS options and the sale of the option shares shall be borne by Transferors - each for the options received by him. The Company may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all taxes required by law to be withheld with respect to such grant, exercise or sale, including but not limited to (i) deducting the amount so required to be withheld from any amount then or thereafter payable to transferor, and/or (ii) requiring transferor to pay to the Company the amount to be withheld as a condition of the issuance and delivery of such Option Shares.

8. Each of the Parties agree to execute all such further instruments and documents and to take all such further action as any other party may reasonably require in order to effectuate the terms and purposes of this Agreement.

9. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

10. This Agreement shall be governed by and construed according to the laws of the State of Israel. Any dispute arising under or in relation to this Agreement shall be resolved exclusively by the competent court in Tel Aviv, Israel and each of the parties hereby irrevocably submits to the exclusive jurisdiction of such court.

IN WITNESS WHEREOF:

------------------- ------------------------- ----------------------------

/s/ Izhak Nakar                                  /s/ Dan Inbar
------------------- ------------------------- ----------------------------

Izhak Nakar            Yehezkel Yeshurun         Top Image Systemes
------------------- ------------------------- ----------------------------

                                                 By:  Dan Inbar
------------------- ------------------------- ----------------------------

                                                 Office:  President
------------------- ------------------------- ----------------------------

9. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

10. This Agreement shall be governed by and construed according to the laws of the State of Israel. Any dispute arising under or in relation to this Agreement shall be resolved exclusively by the competent court in Tel Aviv, Israel and each of the parties hereby irrevocably submits to the exclusive jurisdiction of such court.

IN WITNESS WHEREOF:

------------------- ------------------------- ----------------------------

                                                 /s/ Dan Inbar
------------------- ------------------------- ----------------------------

Izhak Nakar            Yehezkel Yeshurun         Top Image Systemes
------------------- ------------------------- ----------------------------

                       /s/ Yehezkel Yeshurun     By: Dan Inbar

                       Feb. 28 2002
------------------- ------------------------- ----------------------------

                                                 Office:  TiS
------------------- ------------------------- ----------------------------

                                  Option Terms
                                  ------------

Pursuant to the Share Transfer Agreement executed between Top image System Ltd. (the "Company") and Mr. Izhak Nakar ("Option Holder") and pursuant to the resolution of the Company's Board of Directors on November 8, 2001, the Company grants the Option Holder Options according to the following terms and conditions:

1. Total number of options to be allocated - Fifty Thousand (50,000) Options each for the purchase of one ordinary share (nominal value NIS
          0.01 per share) of the Company.

2. The Exercise Price of each option will be two US dollars ($2). At the time of any exercise, and as a precondition to such exercise, the full Exercise Price of the ordinary shares as to which the Option has been exercised shall be paid to the Company in cash.

3. All of the options shall be vested immediately upon November 8, 2001 (the "Effective Date").

4. The options shall expire three (3) years from the Effective Date and shall be cancelled and returned to the Company if not exercised by November 7, 2004 (the "Expiration Date").

5. The options granted herein shall be exercisable in whole or in part at any time prior to the Expiration Date according to the discretion of the Option Holder.

6. Options granted herein shall not be assignable or transferable other than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Opinion Holder only by him.

7. The Option Holder, by accepting these options, represents and agrees, for himself and his transferees by will or the laws of descent and distribution, that all ordinary shares purchased upon exercise of the option will be acquired and held in accordance with the restrictions of the securities laws and regulations prevailing in the United States as amended and shall not be further transferred except as permitted by such laws and regulations, that the Company may instruct its transfer agent to restrict further transfer of said ordinary shares in the Company's records except upon receipt of satisfactory evidence that such restrictions have been satisfied, that upon each exercise of any portion of an option the certificates evidencing said ordinary shares shall bare an appropriate legend on the face thereof evidencing such restrictions and that the person entitled to exercise the same shall furnish evidence satisfactory to the Company to the effect that the shares of stock are being acquired subject to such restrictions.

8. The transfer of stock received pursuant to the exercise of an option granted herein is prohibited unless such transfer is exempt from registration under the Securities Act of 1933, as amended, or a Rule of Regulation of the Securities and Exchange Commission thereunder, or unless a registration statement covering such transfer is in effect at the time the transfer is to occur. The certificates evidencing said stock shall bear an appropriate legend on the face thereof evidencing such restrictions.

9. The Option Holder shall not be and shall not have any of the rights or privileges of a shareholder of the Company with respect to any Ordinary Shares issuable upon the exercise of such Option unless and until a certificate or certificates representing such shares shall have been issued and delivered. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such Ordinary Shares certificates are issued. No Ordinary Shares shall be issued and delivered upon exercise of any Option if, in the opinion of counsel for the Company, any applicable registration requirements of the United States Securities Act of 1993, as amended, and of any rules and regulations of the United States Securities and Exchange Commission thereunder, any applicable listing requirements of any securities exchange on which stock of the same class is then listed, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, shall not have been fully complied with.

10. All tax liability relating to the grant and/or exercise of the Options and the sale of the Option Shares shall be borne by the Option Holder. The Company may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all taxes required by law to be withheld with respect to such grant, exercise or sale, including but not limited to (i) deducting the amount so required to be withheld from any amount then or thereafter payable to the Option Holder, and/or (ii) requiring the Option Holder to pay to the Company the amount so be withheld as a condition of the issuance and delivery of such Option Shares.

                               SHARE TRANSFER DEED
                               -------------------

The undersigned Yehezkel Yeshurun (the "Transferor"), for consideration detailed in the share purchase agreement executed between Transferor and Top Image Systems Ltd. (the "Agreement"), hereby transfers to Top Image Systems Ltd., a public company registered in Israel (the "Transferee") [495,000] Ordinary Shares, par value NIS 0.01 per share, of Emobilis Ltd. (the "Company"), free and clear of all claims, pledges, encumbrances and restrictions, with no personal liability attaching to the ownership thereof, and in respect of which the Transferor is the sole record and beneficial owner, to be held unto the said Transferee, the beneficiaries of the trust, their executors, administrators, heirs and assigns, upon all of the terms and conditions subject to which the Transferor held such shares, and the said Transferee does hereby agree to take such shares subject to the above terms and conditions.

AS WITNESS our hand as of February 27, 2002



TRANSFEROR:
/s/ Yehezkel Yeshurun
By: Yehezkel Yeshurun
Witness to Signature:



TRANSFEREE:
Top Image Systems Ltd.
/s/ Dan Inbar
Witness to signature

----------------

                               SHARE TRANSFER FEED
                               -------------------

The undersigned, Izhak Nakar (the "Transferor"), for consideration detailed in the share purchase agreement executed between Transferor and Top Image Systems Ltd. (the "Agreement"), hereby transfers to Top Image Systems Ltd., a public company registered in Israel (the "Transferee") [495,000] Ordinary Shares, par value NIS 0.01 per share, of Emobilis Ltd. (the "Company"), free and clear of all claims, pledges, encumbrances and restrictions, with no personal liability attaching to the ownership thereof, and in respect of which the Transferor is the sole record and beneficial owner, to be held unto the said Transferee, the beneficiaries of the trust, their executors, administrators, heirs and assigns, upon all of the terms and conditions subject to which the Transferor held such shares, and the said Transferee does hereby agree to take such shares subject to the above terms and conditions.

AS WITNESS our hand as of ____________________


TRANSFEROR:
/s/ Izhak Nakar
By: Izhak Nakar
Witness to signature:


TRANSFEREE:
Top Image Systems Ltd.
/s/ Dan Inbar
Witness to signature:

-----------------

                                                                   EXHIBIT 10.2

Top Image Systems Ltd.

Date:

To:     Mr. Thomas C. Lavey,

                      Re: Chairman Of The Board Appointment
                          ---------------------------------

Dear Mr. Lavey,

This is to set forth the agreement between yourself and Top Image Systems Ltd. ("Company") regarding your appointment to the position of Chairman of the Company's Board of Directors (the "Board"), as follows:

1. You will serve as the Chairman of the Board (the "Chairman") until either party terminates this agreement by giving the other party a 90 days' prior written notice; and in any event, only as long as you shall serve as a member of the Board. Your responsibilities encompass all of the functions normally expected of a chairman of the board of a publicly traded company, including but not limited to assisting the Company in technical and business issues and overseeing preparation of budgets, ensuring compliance with the Company's By-Laws, SEC and listing stock exchange regulations; you may be requested to travel outside your country, on behalf of the Company, to participate in meetings and negotiations; and in general, to take an active role and contribute your skills and experience to the furtherance of the Company and its businesses (hereinafter -"Assistance").

2. In consideration for your Assistance, the Company shall remunerate you as follows, subject to the approval of the Audit Committee, the Board, and the Shareholders Assembly:

          2.1.      An  annual  amount  of  $24,000  (twenty  four  thousand  US
                    Dollars)to be paid in equal installments on a quarterly basis. You shall be entitled to payment commencing on August 7, 2002.

          2.2. An option, exercisable immediately on the Date of Grant, to purchase 20,000 fully-vested ordinary shares of the Company at a purchase price equal to the market price of the Company's shares on the Date of Grant (the "Option"). The Option shall be subject to and governed by the terms and conditions, including the date of grant of the Option as defined in the Option Terms attached hereby as Exhibit A.

          2.3. You shall be entitled to reimbursement of all reasonable out of pocket expenses incurred by you in the performance of your services hereunder, subject to presenting the Company with appropriate receipts, and provided further that with respect to expenses exceeding US $500, you shall obtain the prior written approval of the Company.

3. All taxes due and payable in connection with the issuance of the Option and/or of the shares issued thereunder shall be borne by you. Notwithstanding the above, the Company shall bear any stamp duty payable with respect to the issuance of such shares.

4. During the term of this Agreement and for a period of 6 months from the date of termination, for any reason, of your service as Chairman, you shall not, directly or indirectly:

          4.1. carry on or hold an interest in any company, venture, entity or other business that competes with the Company (a
                    "Competing Business"), including without limitation as shareholder, provided however that this provision shall not preclude you from owning up to five percent (5%) of the securities of a publicly traded entity that is a Competing Business; and/or

          4.2. serve as a director, consultant, employee or officer or in any other managerial capacity in a Competing Business.

5. You shall refrain, at all times (including after termination of your service as Chairman), from disclosing or allowing to be disclosed any of the Company's confidential and proprietary information, other than as required for rendering your Assistance and furthering the Company's businesses;

6. This Agreement and any Exhibits attached hereto, shall constitute the only agreement between the parties hereto, with regard to the subject matter hereof, and shall supersede and annul any other previous written or oral agreements between the parties, with regard to the subject matter hereof.

7. This Agreement is not an employment agreement and you will be acting as an independent contractor.

8. Notwithstanding any provision of this Agreement, this Agreement is subject to the approval of the Audit Committee, Board of Directors and Shareholders Meeting. In the event that such approvals are not obtained, this Agreement shall be null and void and neither party shall be liable for such annulment.

If the foregoing accurately sets forth our agreement, please indicate so by signing and returning to us the enclosed copy of this letter.

Very Truly yours,

Top Image Systems Ltd.
By: ______________
Title:_____________


Today, the ___ day of ______, 2002, I hereby confirm and approve:
Thomas C. Lavey _________________ I. D. no. ______________

                                    Exhibit A
                                    ---------
                To Letter of Appointment as Chairman of the Board
                -------------------------------------------------

                                  Option Terms
                                  ------------

Pursuant to the Letter of Appointment as Chairman of the Board (the "Agreement"), executed between Top Image Systems Ltd. (the "Company")and Mr. Thomas C. Lavey ("Option Holder") and subject to the approval of the Agreement by the Audit Committee, Board of Directors and Shareholders of the Company, the Company grants the Option Holder Options according to the following terms and conditions:

1. Total number of options to be allocated -Twenty Thousand (20,000) Options each for the purchase of one ordinary share (nominal value NIS
          0.04 per share) of the Company.

2. The Exercise Price of each option will be the market price at the time of grant. At the time of any exercise, and as a precondition to such exercise, the full Exercise Price of the ordinary shares as to which the Option has been exercised shall be paid to the Company in cash.

3. All of the options shall be granted and vested on November 26, 2002 (the "Effective Date").

4. The options shall expire seven (7) years from the Effective Date and shall be cancelled and returned to the Company if not exercised by November 26, 2009. Notwithstanding the aforesaid, in the event that the services of Option Holder to the Company shall be terminated for any reason, the Option shall expire ninety (90) days from the termination date (the "Expiration Date").

5. The options granted herein shall be exercisable in whole or in part at any time prior to the Expiration Date according to the discretion of the Option Holder.

6. Options granted herein shall not be assignable or transferable other than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Option Holder only by him.

7. The Option Holder, by accepting these options, represents and agrees, for himself and his transferees by will or the laws of descent and distribution, that all ordinary shares purchased upon exercise of the option will be acquired and held in accordance with the restrictions of the securities laws and regulations prevailing in the United States as amended and shall not be further transferred except as permitted by such laws and regulations, that the Company may instruct its transfer agent to restrict further transfer of said ordinary shares in the Company's records except upon receipt of satisfactory evidence that such restrictions have been satisfied, that upon each exercise of any portion of an option the certificates evidencing said ordinary shares shall bare an appropriate legend on the face thereof evidencing such restrictions and that the person entitled to exercise the same shall furnish evidence satisfactory to the Company to the effect that the shares of stock are being acquired subject to such restrictions.

8. The transfer of stock received pursuant to the exercise of an option granted herein is prohibited unless such transfer is exempt from registration under the Securities Act of 1933, as amended, or a Rule of Regulation of the Securities and Exchange Commission thereunder, or unless a registration statement covering such transfer is in effect at the time the transfer is to occur. The certificates evidencing said stock shall bear an appropriate legend on the face thereof evidencing such restrictions.

9. The Option Holder shall not be and shall not have any of the rights or privileges of a shareholder of the Company with respect to any Ordinary Shares issuable upon the exercise of such Option unless and until a certificate or certificates representing such shares shall have been issued and delivered. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such Ordinary Shares certificates are issued. No Ordinary Shares shall be issued and delivered upon exercise of any Option if, in the opinion of counsel for the Company, any applicable registration requirements of the United States Securities Act of 1933, as amended, and of any rules and regulations of the United States Securities and Exchange Commission thereunder, any applicable listing requirements of any securities exchange on which stock of the same class is then listed, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, shall not have been fully complied with.

10. All tax liability relating to the grant and/or exercise of the Options and the sale of the Option Shares shall be borne by the Option Holder. The Company may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all taxes required by law to be withheld with respect to such grant, exercise or sale, including but not limited to (i) deducting the amount so required to be withheld from any amount then or thereafter payable to the Option Holder, and/or (ii) requiring the Option Holder to pay to the Company the amount so be withheld as a condition of the issuance and delivery of such Option Shares.

                                                                   EXHIBIT 23.1

[Letterhead of Somekh Chaikin]





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


The Board of Directors
Top Image Systems Ltd.
Tel Aviv
Israel


We hereby consent to the incorporation by reference in the Registration statement of Top Image Systems Ltd. on Form S-8 of our report dated March 5, 2002, relating to the consolidated balance sheet of Top Image Systems Ltd. and its consolidated subsidiaries as of December 31, 2000 and 2001 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2001, which report appears in the Annual Report on Form 20-F of Top Image Systems Ltd. for the fiscal year ended December 31, 2001.



                                    /s/ Somekh Chaikin
                                    ------------------
                                    Somekh Chaikin
                                    Certified Public Accountants (Isr.)
                                    (A member firm of KPMG International)




December 19, 2002

                                                                   EXHIBIT 23.2


[Letterhead of Kost, Forer and Gabbay]




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


The Board of Directors
Top Image Systems Ltd.
Tel Aviv
Israel


We consent to the incorporation by reference of our report dated February 12, 2002, relating to the balance sheets of E-Mobilis Ltd as of December 31, 2001 and the related statements of operations, changes in shareholders' deficiency and cash flows for the year ended December 31, 2001, included in Top Image Systems Ltd.'s Annual Report on Form 20-F for the fiscal year ended December 31, 2001, into this Registration Statement relating to the Top Image Systems Ltd.
Employee  Share  Option  Plan  (2000)  and the Share  Purchase  Agreement  dated
November 8, 2001, by and between Top Image Systems Ltd., Izhak Nakar and Yehezkel Yeshurun and the Letter of Appointment of the Chairman of the Board, effective November 26, 2002.



                                      /s/ Kost, Forer and Gabbay
                                      --------------------------
                                      Kost, Forer and Gabbay



Tel Aviv, Israel
December 19, 2002